Exhibit 99.2
Viacom Announces the Pricing Terms of Its Cash Tender Offers for Certain Outstanding Debt Securities
NEW YORK --(BUSINESS WIRE)-- Viacom Inc. (NASDAQ: VIAB, VIA) today announced the pricing terms of its previously‑announced cash tender offers (collectively, the "Offers") for up to $1.0 billion combined aggregate purchase price (excluding accrued and unpaid interest to, but not including, the applicable settlement date and excluding fees and expenses related to the Offers) (the "Maximum Tender Amount") of the debt securities identified in the table below (collectively, the “Securities”). The terms and conditions of the Offers are described in the Offer to Purchase dated May 18, 2017 (the "Offer to Purchase") and the related Letter of Transmittal dated May 18, 2017 (the "Letter of Transmittal"), and remain unchanged except as amended hereby and by Viacom’s press release earlier today announcing the early tender results and increase of the Maximum Tender Amount of the Offers.
The total consideration to be paid in the Offers for each series of Securities validly tendered and accepted for purchase was determined by reference to the applicable fixed spread over the yield to maturity based on the bid side price of the applicable U.S. Treasury Security, in each case as set forth in the table below (the "Total Consideration"), and is payable to holders of the Securities who validly tendered and did not validly withdraw their Securities on or before 5:00 p.m., New York City time, on June 1, 2017 (the "Early Tender Deadline") and whose Securities are accepted for purchase by Viacom. The Reference Yields (as determined pursuant to the Offer to Purchase) listed in the table were determined at 2:00 p.m., New York City time, today, June 2, 2017, by the dealer managers (identified below). The Total Consideration for each series of Securities includes an early tender premium of $30 per $1,000 principal amount of Securities validly tendered and not validly withdrawn by such holders and accepted for purchase by Viacom.

The following table sets forth certain information regarding the Securities and the Offers:

Title of Security	CUSIP Number	Acceptance Priority Level	Reference U.S. Treasury Security	Reference Yield	Fixed Spread (basis points)	Total Consideration(1)	Tender Cap(2)	Aggregate Principal Amount Tendered(3)	Aggregate Principal Amount Expected to be Accepted for Purchase
2.750% Senior Notes due 2019	92553PAY8	1	1.250% UST due April 30, 2019	1.285%	80	$1,015.77	$150,000,000	$257,910,000	$147,655,000
5.625% Senior Notes due 2019	92553PAD4	2	1.250% UST due April 30, 2019	1.285%	80	$1,078.31		$201,688,000	$0
4.500% Senior Debentures due 2042	92553PAL6	3	3.000% UST due February 15, 2047	2.822%	230	$913.26	N/A	$145,925,000	$145,925,000
4.875% Senior Debentures due 2043	92553PAQ5	4	3.000% UST due February 15, 2047	2.822%	230	$964.69	N/A	$212,732,000	$212,732,000
3.450% Senior Notes due 2026	92553PBB7	5	2.375% UST due May 15, 2027	2.163%	165	$971.69	N/A	$305,965,000	$305,965,000
2.250% Senior Notes due 2022	92553PBA9	6	1.875% UST due April 30, 2022	1.725%	100	$979.31	N/A	$210,377,000	$210,377,000
4.850% Senior Debentures due 2034	92553PAZ5	7	3.000% UST due February 15, 2047	2.822%	200	$1,003.21	N/A	$351,579,000	$8,174,000
3.250% Senior Notes due 2023	92553PAR3	8	1.875% UST due April 30, 2022	1.725%	150	$1,001.25	N/A	$113,655,000	$0
5.250% Senior Debentures due 2044	92553PAW2	9	3.000% UST due February 15, 2047	2.822%	230	$1,018.31	N/A	$248,551,000	$0
3.125% Senior Notes due 2022	92553PAM4	10	1.875% UST due April 30, 2022	1.725%	120	$1,008.88	N/A	$100,766,000	$0
3.875% Senior Notes due 2024	92553PAX0	11	2.375% UST due May 15, 2027	2.163%	145	$1,015.20	N/A	$158,074,000	$0
4.250% Senior Notes due 2023	92553PAT9	12	1.875% UST due April 30, 2022	1.725%	165	$1,047.08	N/A	$220,334,000	$0
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(1)	Per $1,000 principal amount of the Securities that are tendered and accepted for purchase.

(2)
The tender cap of $150,000,000 for the 2.750% Senior Notes due 2019 and the 5.625% Senior Notes due 2019 (together, the “2019 Notes”) represents the combined maximum aggregate purchase price of 2019 Notes that will be purchased in the Offers (the “2019 Notes Tender Cap”).

(3)	As of the Early Tender Deadline.

Viacom currently expects to accept for purchase the aggregate principal amount of each series of the Securities set forth in the column titled, “Aggregate Principal Amount Expected to be Accepted for Purchase,” in the table above.

Securities not accepted for purchase will be promptly credited to the account of the registered holder of such Securities with The Depository Trust Company and otherwise returned in accordance with the Offer to Purchase and the Letter of Transmittal.

All payments for Securities purchased in connection with the Early Tender Deadline will also include accrued and unpaid interest on the principal amount of Securities tendered from the last interest payment date applicable to the relevant series of Securities up to, but not including, the early settlement date, which is currently expected to be June 5, 2017. In accordance with the terms of the Offers, the withdrawal deadline was 5:00 p.m., New York City time, on June 1, 2017. As a result, tendered Securities may no longer be withdrawn, except in certain limited circumstances where additional withdrawal rights are required by law (as determined by Viacom).

Although the Offers are scheduled to expire at 11:59 p.m., New York City time, on June 15, 2017, because holders of Securities subject to the Offers validly tendered and did not validly withdraw Securities on or prior to the Early Tender Deadline for which the combined aggregate purchase price exceeds the Maximum Tender Amount, Viacom does not expect to accept for purchase any tenders of

Securities after the Early Tender Deadline.

Information Relating to the Offers

Citigroup Global Markets Inc., Deutsche Bank Securities Inc. and Wells Fargo Securities, LLC are acting as the dealer managers for the Offers. The information agent and tender agent for the Offers is Global Bondholder Services Corporation. Copies of the Offer to Purchase, Letter of Transmittal and related offering materials are available by contacting Global Bondholder Services Corporation by telephone at (866) 470-3900 (toll-free) or (212) 430‑3774 (banks and brokers) or by email at contact@gbsc-usa.com. Questions regarding the Offers should be directed to Citigroup Global Markets Inc., Liability Management Group, at (212) 723-6106 (collect) or (800) 558-3745 (toll-free), Deutsche Bank Securities Inc., Liability Management Group, at (212) 250-2955 (collect) or (866) 627-0391 (toll-free), or Wells Fargo Securities, LLC, Liability Management Group, at (704) 410-4760 (collect) or (866) 309-6316 (toll‑free).

This press release is for informational purposes only and is not an offer to buy or the solicitation of an offer to sell with respect to any securities. The solicitation of offers to buy the Securities is only being made pursuant to the terms of the Offer to Purchase and the related Letter of Transmittal. The offer is not being made in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction. None of Viacom, the dealer managers, the tender agent or the information agent is making any recommendation as to whether or not holders should tender their Securities in connection with the Offers.

About Viacom

Viacom is home to premier global media brands that create compelling television programs, motion pictures, short-form content, apps, games, consumer products, social media experiences, and other entertainment content for audiences in more than 180 countries. Viacom's media networks, including Nickelodeon, Comedy Central, MTV, VH1, Spike, BET, CMT, TV Land, Nick at Nite, Nick Jr., Logo, Nicktoons, TeenNick, Channel 5 (UK), Telefe (Argentina) and Paramount Channel, reach over 3.9 billion cumulative television subscribers worldwide. Paramount Pictures is a major global producer and distributor of filmed entertainment.

Cautionary Statement Concerning Forward-Looking Statements

This news release contains both historical and forward-looking statements. All statements that are not statements of historical fact are, or may be deemed to be, forward-looking statements. Forward-looking statements reflect our current expectations concerning future results, objectives, plans and goals, and involve known and unknown risks, uncertainties and other factors that are difficult to predict and which may cause future results, performance or achievements to differ. These risks, uncertainties and other factors include, among others: the effect of recent changes in management and our board of directors; the ability of our recently-announced strategic initiatives to achieve their operating objectives; the public acceptance of our brands, programs, motion pictures and other entertainment content on the various platforms on which they are distributed; the impact of inadequate audience measurement on our program ratings and advertising and affiliate revenues; technological developments and their effect in our markets and on consumer behavior; competition for content, audiences, advertising and distribution; the impact of piracy; economic fluctuations in advertising and retail markets, and economic conditions generally; fluctuations in our results due to the timing, mix, number and availability of our motion pictures and other programming; the potential for loss of carriage or other reduction in the distribution of our content; changes in the Federal communications or other laws and regulations; evolving cybersecurity and similar risks; other domestic and global economic, business, competitive and/or regulatory factors affecting our businesses generally; and other factors described in our news releases and filings with the Securities and Exchange Commission, including but not limited to our 2016 Annual Report on Form 10-K and reports on Form 10-Q and Form 8-K. The forward-looking statements included in this document are made only as of the date of this document, and we do not have any obligation to publicly update any forward-looking statements to reflect subsequent events or circumstances.

Contacts

Press:

Alex Rindler, 212-846-4337
Senior Manager, Corporate Communications
alex.rindler@viacom.com

Investors:

James Bombassei, 212-258-6377
Senior Vice President, Investor Relations
james.bombassei@viacom.com

or

Lou Converse, 212-846-8110
Vice President, Assistant Treasurer
lou.converse@viacom.com